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                                                           EXHIBIT 10.35


                             EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of the 1st day of September, 1997, by and between Cinema Ride, Inc., a Delaware corporation (hereinafter the "Company"), and MITCH FRANCIS, an individual (hereinafter "Employee").


                                   WITNESSETH


WHEREAS, the Company desire to retain the services of Employee, and Employee is willing to be an employee of the Company, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows;

            1. ENGAGEMENT; NATURE OF DUTIES. The Company hereby engages Employee, for the period hereinafter set forth, to serve as and hold the offices of Chairman of the Board, President and Chief Executive Officer, and to perform the duties of such offices as provided in the Bylaws of the Company and as directed by the Board of Directors of the Company. Employee agrees to serve in such capacity and to do and perform the service, acts, or things necessary to carry out the duties of such offices, and such other duties, not inconsistent with such offices and Employee's position as an executive officer of the Company. Employee shall report only to the Board of Directors of the Company. It is expressly agreed and acknowledged that employment in the capacity of the aforementioned offices was a material inducement to Employee to enter into this Agreement. The Company further agrees and acknowledges that election, and being retained in office, as a director was a material inducement to Employee to enter into this Agreement. The Company agrees to cause Employee to be nominated as a director at any and all meetings, or any actions of the stockholders of the Company for the purpose of electing directors, and to use the Company's best efforts to cause Employee to be elected and retained in office as a director throughout the term of this Agreement.

            2. TERM. The term of employment pursuant to this Agreement shall be for a period of three (3) years, commencing on September 1,

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1997 (the "Commencement Date"), unless sooner terminated in accordance with the provisions hereof (the "Term").

            3. PERFORMANCE OF DUTIES. Employee shall devote such time and attention to Employee's duties as may be reasonably necessary to perform and carry out such duties. Nothing herein contained shall be deemed to preclude Employee from performing services to other businesses or entities not affiliated with the Company or having personal investments and from devoting a reasonable amount of time to the care and attention thereof, provided that the same shall in no manner interfere with or derogate from Employee's work for the Company or conflict with the Company's business. Without limiting the generality of the foregoing, the Company, under separate agreement of the Board of Directors, has assigned its ownership and all rights of "California Wave" to Employee, (with certain compensation to the Company), and Employee shall be free to develop the "California Wave" concept independently of the Company.

            Employee shall perform his duties hereunder primarily in the Los Angeles, California area, and shall not be required to perform such duties on a regular basis at any other location except for site visits. Employee shall not be required to relocate without his consent.

            4.     COMPENSATION.

             (A) BASE SALARY. The Company shall pay to Employee a base salary in the amount of One Hundred Ninety-five Thousand Dollars ($195,000) per year (the "Base Salary"), retroactive to August 1, 1997, payable in periodic installments in accordance with the Company's prevailing policy for compensating personnel, but not less often than semi monthly. On each yearly anniversary of the Commencement Date (September 1, 1997), the Base Salary shall be increased by eight percent (8%).

             (B) EARNINGS BONUS. In addition to the Base Salary, and any and all other compensation, profit-sharing participating, benefits, bonuses or other amounts due to or receivable by Employee pursuant to this Agreement, Employee shall receive an annual bonus (the "Earnings Bonus") equal to six (6%) percent of the Company's annual earnings before interest, taxes, depreciation and amortization (ebitda) in excess of $500,000. A pro rata portion of the Earnings Bonus (calculated by annualizing the year to date ebitda and taking into account any Earnings Bonus paid for any prior periods) shall be due and payable within forty-five (45) days of each calendar quarter and shall be adjusted within ninety (90) days after the calendar (or the Company's fiscal) year end. In the event that this Agreement terminates prior to a final accounting of the Earnings Bonus, if any, for the applicable year, Employee shall repay any overpayment within 45 days of the final accounting.

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             (C)   GRANT OF COMMON STOCK. Upon the funding of new capital or new debt for borrowed money to the Company, the Company shall grant Employee a number of shares of the Company's Common Stock equal to one (1%) percent of the Company's outstanding common and preferred shares, (after such new capital or debt and on a non-dilutive basis), for each One Million ($1,000,000) dollars of such funding, or fraction thereof on a pro rata basis.

             (D) OPTIONS. Effective on the Commencement Date, the Company shall grant to Employee 300,000 options to purchase shares of the Company's Common Stock at an exercise price of $.25 per share. Such options shall be vested equally over three (3) years (100,000 options on 9/1/98, 100,000 options on 9/1/99 and 100,000 options on (9/1/00) and shall be for a term of five years from the Commencement Date. If Employee voluntarily leaves or is terminated by the Company with cause, all unvested options shall automatically terminate. If Employee is terminated without cause, the options shall not terminate. The Company shall use its best efforts to register the resale of the underlying shares of Common Stock on Form S-8.

             (E) PERFORMANCE WARRANTS. During the Term hereof, the Company shall grant to Employee options to purchase shares of the Company's Common Stock upon the following occurrences and terms:


                   (1) Stock price for 20 consecutive trading days at $.75 per share: 100,000 options exercisable @ $.75
                   (2) Stock price for 20 consecutive trading days at $1.00 per share:  150,000 options exercisable @ $1.00
                   (3) Stock price for 20 consecutive trading days at $1.50 per share: 200,000 options exercisable @ $1.50
                   (4) Stock price for 20 consecutive trading days at $2.00 per share: 200,000 options exercisable @ $2.00
                   (5) Stock price for twenty consecutive trading days at $3.00 per share: 300,000 options exercisable @ $3.00
                   (6) Stock price for twenty consecutive trading days at $4.00 per share: 300,000 options exercisable @ $4.00
                   (7) Upon opening each new Company owned, or joint ventured new facility, or Mobile system put into operation:
                       200,000 options exercisable at the price of the common stock on the day of opening.

            As used herein, the stock price shall be the closing bid price and shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations etc. occurring after the Commencement Date.

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            5.     EXPENSES REIMBURSEMENT; AUTOMOBILE. The services required of
Employee by this Agreement shall include the responsibility and duty of entertaining business associates and others with whom the Company is, desires to be, or may become engaged in business or with whom it seeks, now or in the future, to develop or expand business relationships, or with whom it is otherwise to the benefit of the Company to establish or maintain communications. It may also be necessary for Employee to travel from time to time on behalf of and for the benefit of the Company, or in furtherance of the Company's business. It is the Company's belief that the performance of Employee's duties in such travel and entertainment activities will produce the maximum benefits which the Company expects to derive from Employee's services. Accordingly, the Company shall pay, or if Employee shall have paid, shall reimburse to Employee, any and all expenses incurred by him or for his account in the performance of his duties hereunder, including all expenses for business, entertainment, promotion and travel by Employee, subject only to Employee providing appropriate documentation for such expenses. It is expressly agreed, in connection therewith, that Employee shall be provided or reimbursed for reasonable travel and accommodations, but no first-class air travel will be deemed reasonable, (unless under special price offering). The Company shall provide Employee with an automobile, reasonably commensurate with Employee's office and position, for use by Employee in performing Employee's, duties hereunder and the Company shall be responsible for all expenses associated with ownership of such automobile, including, but not limited to, costs of licensing or registration, maintenance and gasoline; provided, however, that in no event shall the Company's total cost in providing such automobile (excluding the cost of automobile insurance, registration, maintenance, and gasoline) exceed $800 per month. The Company and Employee may provide, by mutual agreement, that Employee may use an automobile owned by Employee in connection with performing his duties hereunder, in which case Employee shall be reimbursed by the Company for all costs associated with ownership of such automobile (excluding the cost of automobile insurance, registration, maintenance, and gasoline), subject to the $800 per month limitation described above. In addition to the foregoing expenses, the Company shall provide, or reimburse Employee for the cost of, automobile insurance, registration, maintenance and gasoline and shall provide cellular telephone service for such automobile. Employee shall maintain such records with respect to the use of such automobile as the Company may reasonably request.

            In the event that Employee shall be deemed to have received income, for state or federal income tax purposes, by reason of Employee's receipt of or reimbursement for any of the benefits or expenses set forth in this Paragraph 5, the Company shall pay or reimburse Employee for all taxes required to be paid by Employee with respect to such income.

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            6.     MEDICAL AND LIFE INSURANCE; PENSION BENEFITS. The Company
shall provide or reimburse Employee for health, life (premiums up to $3,000 per year), and disability income (up to $12,000 per month coverage) insurance. Coverage under any group health insurance shall also cover Employee's spouse. Employee shall also have the right to participate in any and all employee retirement benefits plan or profit-sharing plan which the Company maintains for its personnel, and in effect at any time during the period of Employee's employment hereunder, subject only to any eligibility restrictions of such plans.

            7. VACATION. During each year of the Term, Employee shall be entitled to a vacation of four (4) weeks, without deduction of salary. Such vacation shall be taken at such time or times during the applicable year as may be mutually determined by Employee and the Company. Any additional vacation period shall be determined by the Company consistent with the general customs and practices of the Company applicable to its personnel.

            8. TERMINATION. This Agreement may be terminated by the Company only for cause. As used herein, "cause" shall mean:

             (A) Employee's willful breach of Employee's duties hereunder which breach remains uncured for (30) days after written notice of such breach to Employee; or

             (B)   Employee's conviction of a felony involving moral turpitude.

            In addition, this Agreement shall automatically be terminated upon Employee's death or permanent disability. As used herein, "permanent disability" shall mean Employee's complete inability to perform Employee's duties hereunder, as determined by Employee's physician, which inability continues for more than one-hundred eighty (180) consecutive days.

            In the event that this Agreement is terminated by the Company for any reason other than for cause or for death or permanent disability as defined above, the Company expressly agrees and acknowledges that Employee shall be entitled to receive the base salary, bonuses and benefits described in Section 5 of this Agreement for the remainder of the term and shall have no duty or obligation to and/or accept other employment, or otherwise mitigate Employee's damage resulting from such termination. The Company further agrees and acknowledges that, in the event Employee does obtain other employment following the Company's termination of this Agreement other than for cause, the Company shall not be entitled to any set off or reduction in the amounts payable to Employee hereunder

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as a result of any compensation paid to Employee with respect to such new employment.

            9. INDEMNIFICATION. The Company shall indemnify, defend and hold Employee harmless from and against and all claims, demands, suits, obligations, liabilities, actions, losses, cost, expenses, fines or penalties which may now or hereafter be pending, threatened or commenced against or incurred by Employee relating to or in any way resulting from Employee's performance of his duties hereunder, or any action or failure to act to Employee in connection with such duties. Employee's rights under this Section 9 shall be in addition to, and not in lieu of or, any and all other rights of Employee under applicable law or any agreement with the Company regarding indemnification.

            10.    CONFIDENTIAL INFORMATION.

             (A) As used in this Agreement "Confidential Information" means any and all information disclosed to Employee or which Employee gains knowledge of as a consequence or through Employee's employment by the Company (including information conceived, originated, discovered or developed by Employee) about the Company's products, processes, and services, including information relating to research, development, inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling trade secrets, or customer lists, which information the Company maintains as confidential.

             (B) Except as required in Employee's duties to the Company and then only with the Company's prior written consent, Employee will not, directly or indirectly, use for Employee's own benefit or the benefit of others, or disseminate, disclose, comment upon or publish articles concerning, any Confidential Information either during or at any time after the term of this Agreement without the Company's consent.

             (C) All documents, papers, notes, notebooks, memoranda, computer files, and other written electronic records of the Company of any kind in the possession or under the control of Employee, shall remain in the property of the Company at all times. Upon the termination of Employee's employment with the Company, all documents, papers, notes, notebooks, memoranda, computer files and other written or electronic records in Employee's possession, whether prepared by Employee or others will be left with Company.

            11. NOTICES. Any and all notices which are required or permitted to be given by any party to any other party hereunder shall be given in writing, sent by registered or certified mail, electronic communications (including telegram or facsimile) followed by a confirmation letter sent by registered or certified

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mail, postage prepaid, return receipt requested, or delivered by hand or messenger service with the charges therefor prepaid, addressed to such party as follows:

                   (A)  Notice to the Employee:

                        Mitch Francis
                        12001 Ventura Place
                        Suite 340
                        Studio City, CA 91604
                        Telecopy No. (818) 761-1072

                   (B)  Notice to the Company:

                        Cinema Ride, Inc.
                        12001 Ventura Place
                        Suite 340
                        Studio City, CA 91604
                        Telecopy No. (818) 761-1072

or to such other address as the parties shall from time to time give notice of in accordance with this Section. Notices sent in accordance with this Section shall be deemed effective on the date of dispatch, and an affidavit of mailing or dispatch, executed under penalty of perjury, shall be deemed presumptive evidence of the date of dispatch.

            12. ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the exhibits hereto and the agreements expressly referred to herein, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties, in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

            13. WAIVERS. No term, condition or provision of this Agreement may be waived except by an express written instrument to such effect signed by the party to whom the benefit of such term condition or provision runs. No such waiver of any term condition or provision of this Agreement shall be deemed a waiver of any other term, condition or provision, irrespective of similarity, or shall constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No failure or delay on the part of any party in exercising any right, power or privilege under any term, condition or provision of this agreement shall operate as a waiver thereof, nor shall a single or partial

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exercise thereof preclude any other or further exercise of any other right, power or privilege.

            14. SEVERABILITY. In the event any one or more of the terms, conditions or provisions contained in this Agreement should be found in a final award or judgment rendered by any court or arbitrator or panel of arbitrators of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such term condition or provision, to the extent the same shall have been held invalid, illegal or unenforceable, had never been contained herein, provided that such interpretation and construction is consistent with the intent of the parties as expressed in this Agreement.

            15. HEADINGS. The headings of the Articles and Sections contained in this Agreement are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to affect the meaning, interpretation or applicability of this Agreement or any term, condition or provision hereof.

            16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, notwithstanding the fact that one or more counterparts hereof may be executed outside of the State, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

            17. ATTORNEY'S FEES. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding to interpret this Agreement, or determine or enforce any right or obligation created hereby, including but not limited to any action for rescission of this Agreement or for a determination that this Agreement is void or ineffective abinitio, the prevailing party in such action shall recover such party's costs
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and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any. Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party's costs and expenses as provided in this Section 17.

            18. EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any or all of such counterparts may be executed within or outside the State of California. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Agreement, and

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no party shall be required to produce an original or all of such counterparts in making such proof.

            19. COVENANT OF FURTHER ASSURANCES. All parties to this Agreement shall, upon request, perform any and all acts and execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to carry out any of the terms, conditions and provisions hereof or to carry out the intent of this Agreement.

            20. REMEDIES CUMULATIVE. Each and all of the several right and remedies provided for in this Agreement shall be construed as being cumulative and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed b law or equity, and pursuit of any one remedy, or a waiver of any other remedy.

            21. BINDING EFFECT. Subject to the restrictions in Section 25 hereof respecting assignments, this Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

            22. COMPLIANCE WITH LAWS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and whenever there is a conflict between any term, condition or provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the term, condition or provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law, provided that such construction is consistent with the intent of the parties as expressed in this Agreement.

            23. GENDER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates.

            24. NO THIRD PARTY BENEFIT. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

            25. ASSIGNMENT. Neither party may assign this Agreement, or any rights hereunder, without the prior express consent of the other party.

            26. ARBITRATION. Any claim arising out of or relating to this Agreement, or the breach thereof, or Employee's employment by the Company, or the termination of Employee's employment by the Company, shall be settled by

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binding arbitration in Los Angeles, California, in accordance with the commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                         "COMPANY"

                         CINEMA RIDE, INC.
                         A Delaware Corporation



                         By:____________________________________
                              Toufic Roger Basil, Vice President


                         "EMPLOYEE"



                         ---------------------------------------
                         MITCH FRANCIS

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                        COMPENSATION COMMITTEE APPROVAL

The Cinema Ride, Inc. Compensation Committee hereby confirms and approves the EMPLOYMENT AGREEMENT for Mitch Francis dated September 1, 1997.


__________________________________       _______________________
Ben Frankel                              Date



__________________________________       ________________________
Ben Frankel                              Date

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